UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2010

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously reported, in October 2009 Pacific Mercantile Bancorp (the “Company”), commenced a private offering to a limited number of sophisticated investors of up to $15.5 million of Series A Convertible 10% Cumulative Preferred Stock (the “Series A Shares”) at a price of $100.00 per Series A Share. A summary of the rights, preferences and privileges of, and restrictions on, the Series A Shares was set forth in the Company’s Current Report on Form 8-K dated October 6, 2009, which summary is incorporated herein by this reference. In addition, a copy of the Company’s Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible 10% Cumulative Preferred Stock (the “Certificate of Determination”) was attached as Exhibit 3.1 to that Current Report on Form 8-K.

Through February 26, 2010, the Company had sold a total of 85,500 Series A Shares, raising a total of $8,550,000 of cash in this offering. The Company has decided to extend the offering to March 31, 2010 from the previously scheduled expiration date of February 28, 2010.

This disclosures contained in this Current Report on Form 8-K do not constitute an offer to sell or the solicitation of an offer to buy any security. The Series A Shares are being offered and sold to a select number of accredited investors in reliance upon the exemption from registration afforded by Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. Neither the Series A Shares nor the shares of common stock issuable upon conversion of the Series A Shares have been registered under the Securities Act or any applicable state securities laws, and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: February 26, 2010	By:	/s/ NANCY A. GRAY
Nancy A. Gray, Senior Executive Vice President & Chief Financial Officer

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